UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

Loral Space & Communications Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-14180	87-0748324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Fifth Avenue, New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 697-1105

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock	LORL	Nasdaq Global Select Market
Preferred Stock Purchase Rights		Nasdaq Global Select Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders for 2020 on June 17, 2021. At the meeting, the following proposals were acted upon:

(1)Two Class II nominees for the Board of Directors were elected to three-year terms, expiring in 2023. The votes were as follows:

Name	For	Withheld	Broker Non- Votes
Mr. John D. Harkey, Jr.	12,316,389	3,541,944	2,320,713
Mr. Michael B. Targoff	15,488,482	369,851	2,320,713

Directors whose terms of office continued after the 2020 Annual Meeting of Stockholders of Loral Space & Communications Inc. (the “Company”) and who were not subject to election at the 2020 Annual Meeting of Stockholders are Dr. Mark H. Rachesky and Ms. Janet T. Yeung whose terms expire in 2021 and Mr. Arthur L. Simon and Mr. John P. Stenbit whose terms expire in 2022.

(2)Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The votes were as follows:

For	18,134,480
Against	19,433
Abstain	25,133

(3)Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The votes were as follows:

For	15,104,919
Against	418,339
Abstain	335,075
Broker Non-Votes	2,320,713

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Loral Space & Communications Inc.

Date: June 17, 2021	By:	/s/ Avi Katz
Avi Katz
President, General Counsel and Secretary

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